UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	33-1022198
(State of incorporation or organization)	(I.R.S. Employer Identification No.

1713 Jaggie Fox Way
Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-109798

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.    Description of the Registrant’s Securities to Be Registered.

This registration statement relates to the common stock, $.01 par value per share, of Tempur-Pedic International Inc. (the “Company”). Reference is made to the information set forth under the captions, “Description of Capital Stock” and “Dividend Policy” in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-109798), which information is incorporated herein by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.    Exhibits.

1.	Registration Statement on Form S-l, filed by Tempur-Pedic International Inc. with the Securities and Exchange Commission (“SEC”) on October 17, 2003 (Registration No. 333-109798), as amended by Amendment No. 1 thereto, filed with the SEC on November 20, 2003 and Amendment No. 2 thereto, filed with the SEC on December 4, 2003 (as so amended and as subsequently amended, the “Form S-1 Registration Statement”) (incorporated by reference to the Form S-1 Registration Statement).

2.	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. to be in effect upon closing of the initial public offering (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Amended and Restated By-Laws of Tempur-Pedic International Inc. to be in effect upon closing of the initial public offering (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2003

Tempur-Pedic International Inc.

By:	/S/ ROBERT B. TRUSSELL, JR.

Name: Robert B. Trussell, Jr.

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

1.	Registration Statement on Form S-l, filed by Tempur-Pedic International Inc. with the Securities and Exchange Commission (“SEC”) on October 17, 2003 (Registration No. 333-109798), as amended by Amendment No. 1 thereto, filed with the SEC on November 20, 2003 and Amendment No. 2 thereto, filed with the SEC on December 4, 2003 (as so amended and as subsequently amended, the “Form S-1 Registration Statement”) (incorporated by reference to the Form S-1 Registration Statement).

2.	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. to be in effect upon closing of the initial public offering (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Amended and Restated By-Laws of Tempur-Pedic International Inc. to be in effect upon closing of the initial public offering (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).